Exhibit 99.1

FOR IMMEDIATE RELEASE

Corporate Communications Contact:
Cameron Triebwasser, Interchange Corporation
ctriebwasser@interchangeusa.com / (949) 789-5242 / Fax: (949) 784-0880

Investor Relations Contact:
John Baldissera, BPC Financial Marketing
(800) 368-1217

Interchange Names Former Sprint Exec as Chief Operating Officer

Laguna Hills, CA — July 6, 2005 — Interchange Corporation (Nasdaq:INCX), a leading provider of local and national paid-search services in the United States and Europe, today announced the appointment of Bruce Crair as the company’s Chief Operating Officer. As COO, Crair will be responsible for the day-to-day operations of the company as well as the strategic planning process including product and business development.

Crair served as president for Sprint PCS/Cox Communications PCS, where he successfully built the wireless voice business in Southern California from inception to a leadership position in the PCS market. As the first employee, Crair built Sprint PCS to a $200 million run rate with over 1100 employees within three years.

“Bruce brings significant expertise and a winning track record in leading high technology companies,” said Heath Clarke, Interchange CEO. “He possesses over 20 years of senior management experience in both public and private companies. We believe Bruce will be instrumental in taking our company to the next level.”

Most recently, Crair was co-founder and COO of ZeroDegrees, Inc., an Internet company that provided online social networking services to business professionals. The company was purchased by IAC/InterActiveCorp in 2004 and Crair remained active in the company until April 2005. Prior to ZeroDegrees, Crair served as CEO of Technology Transformation, a management consulting company. From 1999 to 2001, Crair was president and COO for eVoice, Inc., an integrated IP telephony services company, which was purchased by America Online in 2001. Prior to eVoice, Crair served as president and COO of Micro General, a public spin-off of Fidelity National Financial, Inc.

Crair received his B.A. degree in Physics from the United States Naval Academy and an M.B.A. in Corporate Strategy and International Business from the University of California, Berkeley.

About Interchange

Interchange Corporation (NASDAQ: INCX) utilizes proprietary search technologies to enable consumers to find and connect with businesses in seven countries and five languages. The company serves local and national U.S. Internet search markets with its ePilot™ search service and Local Direct™ search and advertising platform, and the wireless U.S. local-search market with its recently released SMS LOCAL™

service (beta). Interchange’s European subsidiary, Inspire Infrastructure, serves various European Internet, wireless and operator assisted local-search markets. Interchange generates revenues principally from paid-search advertising. Interchange specializes in local-search and recently acquired the Local.com domain name in order to develop a worldwide local-search destination site. The company plans to unite its various Internet and wireless local-search technologies under the Local.com brand, which is expected to be launched in the second half of 2005.

The company is currently headquartered in Laguna Hills, California, with its European headquarters in Stockholm, Sweden. For more information on Interchange, please visit: www.interchangeusa.com.

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Forward-Looking Statements: All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “plans,” “expect,” “intend” and similar expressions, as they relate to Interchange or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to re-launch the Local.com domain and incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, expand our Advertiser and Distribution Networks, expand internationally, integrate the operations and effectively utilize the technology of Inspire, a Swedish Internet and wireless local-search technology company, which we recently acquired, integrate the operations and effectively utilize the technology of Inspire, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.

Our Annual Report on Form 10-KSB, subsequent Quarterly Reports on Form 10-QSB, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as if the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.